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                                                                    Exhibit 10.5

                     CONFLUENCE ACQUISITION PARTNERS I, INC.

                               ____________ , 2005

Confluence Acquisition, LLC
12444 Powerscourt Drive
Suite 225
St. Louis, Missouri 63131

Gentlemen:

      This letter will confirm our agreement that, commencing as of June 1, 2005, and continuing until the earlier date (the "Termination Date") of (i) the consummation by Confluence Acquisition Partners I, Inc. (the "Company") of a "Business Combination" as described in the Company's prospectus relating to the Company's initial public offering ("IPO"), (ii) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (iii) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, Confluence Acquisition LLC shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 12444 Powerscourt Drive, Suite 225, St. Louis, Missouri 63131. In exchange therefore, the Company shall pay Confluence Acquisition LLC the sum of $7,500 per month commencing on the consummation of the Company's IPO and continuing monthly thereafter until the Termination Date.

                                         Very truly yours,

                                         CONFLUENCE ACQUISITION PARTNERS I, INC.

                                         By: ______________________________
                                         Name: John J. Klobnak
                                         Title: President

AGREED TO AND ACCEPTED BY:

CONFLUENCE ACQUISITION, LLC

By: ________________________
Name: John J. Klobnak
Title: Manager